UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2015

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2015, Allison Transmission Holdings, Inc. (the “Company”) and Allison Transmission, Inc. (“Allison”), a wholly owned subsidiary of the Company, entered into that certain Amendment No. 11 (“Amendment No. 11”) to the Credit Agreement, dated as of August 7, 2007 (the “Credit Agreement”).

Amendment No. 11 added up to an additional $470 million of term B-3 loan commitments under the Credit Agreement effective as of the Amendment No. 11 effective date (the “Bank Financing”) and Allison incurred term loans in an aggregate principal amount of $470 million under the Bank Financing.

Amendment No. 11 also amended the Credit Agreement to, among other things, (i) permit prepayment, repurchase or redemption of Allison’s 7.125% Senior Notes due 2019 (the “notes”) with the proceeds of the Bank Financing and (ii) reset the period for which a prepayment premium of 1.00% will apply in the event of a repricing transaction to the six-month anniversary of the closing date of the Bank Financing.

With the exception of the items noted above, the terms (including maturity and pricing) of the Bank Financing are materially the same as the terms of the existing term B-3 loans outstanding under the Credit Agreement.

This summary of Amendment No. 11 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 11 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

As previously announced, on March 31, 2015, Allison and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a first supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of May 6, 2011 (the “Indenture”), governing the notes in connection with its cash tender offer to purchase any and all of its outstanding notes and its solicitation of consents to certain proposed amendments (the “Proposed Amendments”) to the Indenture (such offer and consent solicitation being referred to herein as the “Offer”). In connection with the Offer, immediately following consummation of the Bank Financing, Allison paid to holders on April 7, 2015 (the “Early Settlement Date”) who validly tendered and did not validly withdraw their notes at or prior to 5:00 p.m., New York City time, on March 31, 2015 (the “Consent Time”) a cash payment equal to $1,042.00 per $1,000 aggregate principal amount of notes (the “Total Consideration”) plus accrued and unpaid interest from the most recent interest payment date to, but not including, the Early Settlement Date. As previously announced, $420,889,000 aggregate principal amount of the notes, or 89.31% of the aggregate principal amount of notes outstanding, were tendered at or prior to the Consent Time. Upon payment of the Total Consideration, the Proposed Amendments to the Indenture became operative in accordance with the terms of the Supplemental Indenture. The description of such terms in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture as supplemented by the Supplemental Indenture, which is filed as an exhibit to this Current Report and incorporated into this Item 1.01 by reference.

The proceeds from the Bank Financing and cash on hand will be used to prepay, repurchase or redeem the notes and to pay any premiums (including the consent payment in connection with the solicitation of consents to the Proposed Amendments), accrued interest and related expenses.

This Current Report is neither an offer to purchase nor a solicitation of an offer to sell or a solicitation of consents with respect to the notes or any other securities. The Offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Allison, the Company, the dealer manager and solicitation agent or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the Offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

This Current Report contains forward-looking statements. All statements other than statements of historical fact contained in this Current Report are forward-looking statements, including all statements regarding future financial results. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to the Company’s substantial indebtedness; the Company’s participation in markets that are competitive; the highly cyclical industries in which certain of the Company’s end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of the Company’s net sales in the Company’s top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in the Company’s products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to the Company’s brand and reputation; the Company’s ability to prepare for, respond to and successfully achieve the Company’s objectives relating to technological and market developments and changing customer needs; risks associated with the Company’s international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt the Company’s operations or those of the Company’s principal customers; and other risks and uncertainties associated with the Company’s business described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this Current Report, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

4.1	First Supplemental Indenture, dated as of March 31, 2015, between Allison Transmission, Inc. and Wells Fargo Bank, National Association, as Trustee

10.1	Amendment No. 11 to the Credit Agreement, dated as of April 7, 2015, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Citicorp North America, Inc., as Administrative Agent and the other agents and arrangers parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: April 7, 2015
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description

4.1	First Supplemental Indenture, dated as of March 31, 2015, between Allison Transmission, Inc. and Wells Fargo Bank, National Association, as Trustee

10.1	Amendment No. 11 to the Credit Agreement, dated as of April 7, 2015, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Citicorp North America, Inc., as Administrative Agent and the other agents and arrangers parties thereto